UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2024

ATERIAN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38937	81-1739858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Springfield Avenue, Suite 200
Summit, New Jersey 07901
(Address of Principal Executive Offices) (Zip Code)

(347) 676-1681
Registrant’s telephone number, including area code

N/A
(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.0001 Par Value	ATER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On June 26, 2024, Aterian, Inc. (the “Company”) issued a press release regarding Joe Risico’s resignation as the Company’s Co-Chief Executive Officer and the appointment of Josh Feldman as the Company’s Chief Financial Officer and announcing certain preliminary financial results for the second quarter ending June 30, 2024 (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report. The preliminary financial information presented in the Press Release is based on the Company’s current expectations and may be adjusted as a result of, among other things, completion of customary quarter close procedures and financial review.

In accordance with General Instructions B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including the Press Release attached hereto as Exhibit 99.1, shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

Following an assessment and review of several accounting firms undertaken by the Company, the Audit Committee of the Board of Directors of the Company (the “Committee”) approved the appointment of UHY LLP (“UHY”) as the Company’s independent registered public accounting firm. As a result of the same process, the Committee approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm. Pursuant to the Committee’s approval and direction, effective on June 26, 2024, the Company dismissed Deloitte as its independent registered public accounting firm.

Deloitte’s report on the Company’s consolidated financial statements for the two most recent fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except for Deloitte’s unqualified opinion on the financial statements that included an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern. During the Company’s two most recent fiscal years ended December 31, 2023 and 2022, and subsequent interim periods through the date of this report, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the matter in connection with its report. There were no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K that occurred within the years ended December 31, 2023 and 2022, and subsequent interim periods through the date of this report

The Company has provided Deloitte with a copy of the disclosures it is making in this report and requested that Deloitte furnish a letter addressed to the SEC stating whether Deloitte agrees with the statements made herein and, if it does not agree, the respects in which it does not agree, in accordance with Item 304(a)(3) of Regulation S-K. A copy of Deloitte’s letter, dated June 27, 2024, is filed as Exhibit 16.1 to this report.

(b) Appointment of New Independent Registered Public Accounting Firm.

As noted above, as a result of the Committee’s assessment and review of several accounting firms, also effective June 26, 2024, the Company completed the appointment of UHY as its independent registered public accounting firm. During the Company’s two most recent fiscal years ended December 31, 2023 and 2022, and the subsequent interim periods through the date of this report, neither the Company nor anyone acting on its behalf has consulted with UHY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and either a written report was provided to the Company by UHY, or oral advice was provided that UHY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Resignation of Co-Chief Executive Officer

On June 26, 2024, Joseph Risico notified the Board of Directors (the “Board”) of the Company of his decision to resign as Co-Chief Executive Officer of the Company and from the Board, effective as of June 26, 2024. Mr. Risico’s decision to resign is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Upon Mr. Risico’s resignation from the Board, the authorized number of members of the Board was reduced to six.

In connection with Mr. Risico’s resignation, effective as of June 26, 2024, the Company entered into a consulting agreement with Mr. Risico (the “Consulting Agreement”) for services as a consultant (the “Consulting Services”). The Consulting Agreement, provides that, commencing June 26, 2024, Mr. Risico will provide Consulting Services to the Company for three months (the “Term”). As consideration for the Consulting Services to be provided by Mr. Risico to the Company pursuant to the Consulting Agreement, (i) the Company will pay Mr. Risico $43,333.33 per month during the Term, (ii) the Company will pay COBRA premiums for Mr. Risico for a period of up to six months and (iii) Mr. Risico’s outstanding unvested restricted stock awards shall continue vesting according to the original vesting schedules during the Term. Additionally, if Mr. Risico continues to provide the Consulting Services through September 24, 2024, complies with his obligations to the Company and re-executes the Consulting Agreement after the termination of the Consulting Services to release claims against the Company through the date of re-execution of the Consulting Agreement by no earlier than December 25, 2024 and no later than December 31, 2024, then, effective as of the date of re-execution, an additional 30,364 unvested shares of the Company’s common stock (subject to adjustment or stock splits and other changes in capitalization) that are subject to Mr. Risico’s unvested restricted stock awards shall vest.

Additionally, pursuant to the Consulting Agreement, Mr. Risico released any claims against the Company. The Consulting Agreement also contains customary confidentiality provisions and either party may terminate the Consulting Services at any time upon written notice to the other party, but the Company may only terminate the agreement if it determines, in its sole but reasonable discretion, that Mr. Risico is not providing the Consulting Services in good faith.

The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

Appointment of Sole Chief Executive Officer

In connection with Mr. Risico’s resignation, the Board appointed Arturo Rodriguez the sole Chief Executive Officer of the Company and the sole principal executive officer. Mr. Rodriguez will continue to serve as a member of the Board.

Effective June 26, 2024, the Company made certain changes to the compensation arrangements for Mr. Rodriguez pursuant to an amendment to his employment agreement with the Company (the “Rodriguez Amendment”). Pursuant to the Rodriguez Amendment, Mr. Rodriguez:

-         received an increase in base salary to $360,000 per annum;

-         was granted 176,000 shares of restricted common stock of the Company, vesting one-third on the one-year anniversary of the date of grant and thereafter in eight equal quarterly installments; and

-         is eligible to receive an annual cash or stock performance bonus, based on the achievement of certain net revenue and adjusted EBITDA metrics, at a target rate of 75% of his base salary for fiscal 2024.

The foregoing description of the Rodriguez Amendment is not complete and is qualified in its entirety by reference to the full text of the Rodriguez Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

Appointment of Chief Financial Officer

The Company appointed Josh Feldman, age 47, to succeed Mr. Rodriguez as the Company’s Chief Financial Officer, effective June 26, 2024. Upon his appointment, Mr. Rodriguez ceased serving as the Chief Financial Officer and principal financial officer, and Mr. Feldman assumed the duties of the Company’s principal financial officer until such time as his successor is appointed, or until his earlier resignation or removal. There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Feldman.

Mr. Feldman has served as the Senior Vice President of Finance at the Company from May 2022 to present. Prior to joining the Company, Mr. Feldman was the Head of Finance for Olivela Inc., a luxury goods e-commerce company, from February 2021 to May 2022. Previously, he served as Vice President of Financial Operations for Hugo Boss North America from January 2018 to October 2020. From 2007 to 2018, Mr. Feldman held several senior finance roles at Saks Fifth Avenue and Hudson's Bay Company. Mr. Feldman is a Certified Public Accountant in New York.

In connection with Mr. Feldman’s appointment, the Company and Mr. Feldman entered into an amendment to his employment agreement (the “Feldman Amendment”). Mr. Feldman’s annualized salary was increased to $310,000 in connection with this appointment as Chief Financial Officer. He will continue to have an annual target performance bonus of 50% of his base salary for fiscal year 2024. In addition, in connection with his appointment as Chief Financial Officer, Mr. Feldman was granted a restricted stock award with respect to 61,333 shares of the Company’s common stock, which vest at a rate of one-third per year on each anniversary of the grant date during Mr. Feldman’s service with the Company. Mr. Feldman’s employment is on an “at will” basis. A copy of Mr. Feldman’s amendment to his employment agreement will be filed as an exhibit to the Form 10-Q for the three months ended June 30, 2043. The foregoing summary is qualified in its entirety by reference to the full text of such exhibit

The foregoing description of the Feldman Amendment is not complete and is qualified in its entirety by reference to the full text of Mr. Feldman’s employment agreement with the Company and the full text of the Feldman Amendment, which will be filed as exhibits to the Form 10-Q for the quarter ending June 30, 2024.

In connection with Mr. Feldman’s appointment as the Company’s Chief Financial Officer, the Company entered into an indemnification agreement with Mr. Feldman, in the form filed by the Company as an exhibit to the Company’s Registration Statement on Form S-1 filed on May 24, 2019.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Deloitte to the Securities and Exchange Commission dated June 27, 2024.

99.1	Press Release, dated June 26, 2024.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2024	ATERIAN, INC.

	By:	/s/ Arturo Rodriguez
Arturo Rodriguez
Chief Executive Officer